                                                                  Exhibit (4)(b)

                      Metropolitan Life Insurance Company

                               One Madison Avenue
                            New York, New York 10010

--------------------------------------------------------------------------------
TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the Certificate to which it is attached and is effective as of the Issue Date, or the date that a provision is required under the Code, if later. In the case of a conflict with any provision in the Certificate, the provisions of this Endorsement will control.

The following provisions apply to a Certificate, which is issued under the Internal Revenue Code of 1986, as amended ("Code"), Sec.403(b). Unless expressly stated the changes below do not remove non-tax restrictions and/or limitations on distributions, Purchase Payments, withdrawals or loans or give any additional contractual rights not granted in the other sections of this Certificate and that are not mandated under the Federal Income Tax laws.


If this Certificate is part of a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Certificate (whether as income, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

In all events and notwithstanding any provision of this Certificate to the contrary, the Certificate will be construed and administered in accordance with the Code (including without limitation Sections 401(a)(9), 403(b) and the regulations thereunder).

The Company will furnish annual calendar year reports concerning the status of the annuity.

The Company may further amend this Certificate from time to time in order to meet any requirements which apply to it under Code Sec.403(b) or ERISA.


This Endorsement amends the Certificate as follows:

1.   You/Your. The Participant/Owner named in the Certificate Schedule. You must
     ---------
     be either an organization described in Sec.403(b)(1)(A) of the Code or an individual employee of such an organization. If You are an organization described in Sec.403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Code must be the Annuitant under the Certificate. If You are an employee of an organization described in Sec.403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Certificate.


2. Your interest in the Certificate shall be non-forfeitable. A return of Purchase Payments can be made in the event the insurer determines at its discretion that a mistake in fact has occurred. Additionally employer contributions may be subject to vesting requirements in accordance with the rules set forth under Code Sec.411 and the applicable IRS regulations.


3.   Non-transferability. Other than in a transaction with the Company, or as
     --------------------
     provided below, the interest of the Annuitant under this Certificate cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Sec.414(p)).


4.   Tax Deferred and After-Tax Purchase Payments. We will accept the following
     ---------------------------------------------
     types of tax-deferred Purchase Payments, which are not included in your gross income under the Internal Revenue Code:

     (a)  Salary reduction elective deferrals - Purchase Payments sent by Your
          -----------------------------------
          employer under a salary reduction agreement with You.

     (b)  Required salary reduction non-elective deferrals - Purchase Payments
          ------------------------------------------------
          sent by your employer pursuant to a one-time irrevocable election of salary reduction You made at the time you initially became eligible to participate in the salary reduction agreement.

     (c)  Employer contributions - Purchase Payments sent by Your employer that
          ----------------------
          are not salary reductions.


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                                                                  Exhibit (4)(b)

     (d)  Transfers and Exchanges - Purchase Payments resulting from the
          -----------------------
          tax-free transfer or exchange of other 403(b) annuity contracts or custodial accounts.

     (e)  Rollovers - Purchase Payments resulting from rollovers from
          ---------
          traditional IRAs, or rollovers of eligible rollover distributions from other 403(b) annuity contracts or custodial accounts, governmental 457(b) plans, or plans qualified under Sections 401(a) or 403(a) of the Internal Revenue Code.

     (f)  Loan repayments - Purchase Payments made to satisfy any outstanding
          ---------------
          loan balance.

     (g)  Direct Rollovers - Pursuant to section 403(b)(10) and section
          ----------------
          401(a)(31) of the Code, You may elect to have any portion of Your Account Balance paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution (as defined in section 402(c)(4) of the Code) is generally any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Code Sec.401(a)(9); hardship distributions; and any other exceptions which may be specified in the Code. The portion of any distribution that is not includible in gross income may only be included as an eligible rollover distribution to the extent permitted under the Code. An eligible retirement plan is an individual retirement account described in Code Sec.408(a), an individual retirement annuity described in Code Sec.408(b), another Code Sec.403(b) tax-sheltered annuity, or another eligible retirement plan under section 402(c)(8) of the Code that accepts the Annuitant's eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse or an alternate payee pursuant to section 414(p) of the Code ("distributee"), such distributee shall be treated as if he or she was the Annuitant and may elect to have any portion of the eligible rollover distribution paid directly to an individual retirement account or individual retirement annuity, or to a tax sheltered annuity or other eligible retirement plan in which such distributee participates. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.


     (h)  Direct Trustee-to-Trustee Transfers - Amounts owned under this
          -----------------------------------
          Certificate for a governmental 403(b) account may be transferred at the Participant's direction in a direct trustee-to-trustee transfer from this account to a defined benefit governmental plan in a transaction that meets the requirements of Code Sec.403(b)(13) and the regulations issued there under.


Except in the case of a rollover Purchase Payment under Code Sections 403(b)(8), 403(b)(10), 408(d)(3), 402(c), 402(e)(6), 403(a)(4), 403(a)(5), 457(d)(1) or
457(e)(16), or a nontaxable transfer from another contract qualifying under Code Sec.403(b) or a custodial account qualifying under Code Sec.403(b)(7), Purchase Payments must be made by an organization described in Code Sec.403(b)(1)(A) on behalf of the employee (or by means of a salary reduction agreement entered into by the employee) or directly by employees of such organizations. All Purchase Payments must be made in cash.


Notwithstanding any other provisions or limitations in the Certificate the maximum amount that can be contributed to the Certificate by salary reduction is the lesser of the limit on annual additions imposed under Sec.415 (c)(1) of the Code, and the limits imposed under Sec.402(g) of the Code which applies to all elective deferral contributions made by salary reduction to all qualified employer plans. Where Purchase Payments for a person consist of both salary reduction and additional contributions, the salary reduction amount is limited as per the prior rule and the excludable contribution cannot exceed the Sec.415 limits imposed under the Code. Purchase Payments must not exceed the amount allowed by Sec.415 and Sec.403(b) of the Code.


The above limitations do not apply in the case of a rollover Purchase Payment under Code Sections 403(b)(8), 408(b)(10), 408(d)(3), 402(c), 402(e)(6),
403(a)(4), 403(a)(5), 457(d)(1), 457(e)(16), or a nontaxable transfer from another contract qualifying under Code Sec.403(b) or a custodial account qualifying under Code Sec.403(b)(7).


The Certificate will accept catch-up elective deferral Purchase Payments from participants who have attained the age of 50 by the end of the plan year in accordance with the rules and amounts set forth under Sec.414(v) of the Code and the regulations there under.


Purchase Payments from a church employee or a duly ordained, commissioned or licensed minister of a church as defined under Code Sec.414(e) of the Code will be accepted as contributions in accordance with Sec.415 (c) (7) of the Code.


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                                                                  Exhibit (4)(b)


     Notwithstanding the above, Certificates that are limited by their contractual terms to only receiving single deposits or rollover amounts will continue to have such restrictions.

     Post Retirement Employer Contributions
     --------------------------------------

     Contributions by an employer for a former employee may be accepted under this Certificate for a period of five tax years following the tax year in which the employee was terminated by the employer in accordance with the rules set forth under Sec. 403 (b)(3) of the Code and the regulations issued there under, so long as this Certificate has not otherwise been terminated.


5. All distributions under this Certificate are subject to the distribution requirements of Sec. 403(b)(10) of the Code and will be made in accordance with the requirements of Sec. 401(a)(9) of the Code, including the incidental death benefit requirements of Sec. 401(a)(9)(G) of the Code, and the regulations there under.


     Required distributions under this section and section 6 are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Income Tax Regulations.

     Distributions During Annuitant's Life. For purposes of the rules set forth
     -------------------------------------
     in this section 5 and sections 6 & 7 below, references to Income Tax Regulations or regulations include the proposed and temporary as well as the final income tax regulations included under section 1.401(a)(9) of the Income Tax Regulations.

     (a) Distributions under the Annuity Options in the Certificate must commence no later than the first day of April following the later of
          (1) the end of the calendar year in which the Annuitant attains age 70 1/2 or (2) the end of the calendar year in which the Annuitant retires (unless a later date is permitted under Income Tax Regulations) ("required beginning date"); over (i) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or
          (ii) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Income Tax Regulations. Additionally, any distribution must satisfy the incidental benefit requirements specified under the regulations. The distribution periods can not exceed the periods specified under the regulations, and the incidental benefit rules also limit the payments to be made to the surviving annuity under a joint and survivor annuity after the Annuitant's death.

     (b) If required distributions are to be made in a form other than one of the Annuity Payment Options available under the Certificate, then the Account Balance will commence to be distributed no later than the required beginning date over a period certain not extending beyond the distribution period provided in the Income Tax Regulations (whether, or not there is a designated beneficiary under the Certificate).

     The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit ("contract value") as of the end of the preceding year by the distribution period provided under the Uniform Lifetime Table set forth in the Income Tax Regulations.

     In the case of a spousal beneficiary who is more than 10 years younger than the Annuitant, the remaining interest shall be distributed over a period not to exceed the joint and last survivor life expectancy of the Annuitant and the beneficiary (from the joint and last survivor life expectancy table provided in the Income Tax regulations) using the ages of the individual's and spouse's birthdays in the year.

The required minimum distribution for the year the individual attains age 70 1/2 can be made as late as April 1st of the following year. The required minimum distribution for any other year must be made by the end of such year.

6.   Distributions After the Annuitant's Death.
     -----------------------------------------

a) If the Annuitant dies after distributions have begun the following rules apply:


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                                                                  Exhibit (4)(b)


     (1) Where distributions have begun under a permissible Annuity Option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

     (2) If distributions have begun in a form other than a permissible Annuity Option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary under the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the Annuitant in the year of death reduced by one each year thereafter, where there is no designated beneficiary within the meaning of the Income Tax Regulations, or where the annuitant's remaining life expectancy is longer than the beneficiary's remaining life expectancy). Payments must commence no later than December 31st of the calendar year following the calendar year of the Annuitant's death.

b)   Death Before Required Distributions Commence. If the Annuitant dies before
     --------------------------------------------
     required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

     (1) If the designated Beneficiary is someone other than the Annuitant's surviving spouse, if the designated Beneficiary elects prior to the end of the calendar year following the year of the Annuitant's death, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Annuitant's death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of the individual's death.

     (2) If the Annuitant's sole designated Beneficiary is the individual's surviving spouse, if so elected by the spousal beneficiary, as in
          (b)(1), the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the Annuitant would have attained age 701/2, if later), over such spouse's life. If the surviving spouse dies before required distributions commence to him or her, if so elected by the spouse's designated beneficiary, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated Beneficiary's remaining life expectancy determined using such Beneficiary's age as of his or her birthday in the year following the death of the spouse. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the Annuity Option chosen.

     (3) If there is no designated Beneficiary, or if an election has not been made under paragraph (b)(1) or (b)(2) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(2) above.

     (4) Life expectancy is determined using the Single Life Table of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in paragraph (b)(1) or (2) and reduced by 1 for each subsequent year. Life expectancy for distributions under an annuity payment option may not be recalculated.

c) For purposes of paragraphs (a) and (b) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

7.   Special Rules for Required Distributions During Annuitant's Life and After
     --------------------------------------------------------------------------
     Annuitant's Death.
     -----------------

     (a)  Annuity Options. All Annuity Options under the Certificate must meet
          ---------------
          the requirements of section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of sections 401(a)(9) and 403(b)(10) of the Code


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                                                                  Exhibit (4)(b)


          override any Annuity Option, systematic withdrawal plan or other settlement option, which is inconsistent with such requirements.

          If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint and Survivor Annuity Option is elected, the joint and last survivor life expectancy, and (2) the applicable maximum period under the incidental benefit requirements in the Income Tax Regulations.

          All payments made under a Joint and Survivor Annuity Option after the Annuitant's death must be made to the survivor.

          Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Certificate will be available. In the event a Joint and Survivor Annuity Option is elected, and the survivor is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the survivor cannot exceed the amount allowed under the incidental benefit requirements in the Income Tax Regulations.

     (b) An Annuitant shall be permitted to withdraw the required distribution in any year from another Tax Sheltered Annuity or section 403(b)(7) custodial account maintained for the benefit of the Annuitant in accordance with Federal Income Tax Rules. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the company shall have no responsibility for such determination.

     (c) For purposes of determining the interest in the Certificate required to be distributed the "entire interest" of the Certificate to be distributed to the extent required under the IRS regulations shall be the account balance as of December 31st of the year prior to the distribution or other date that is appropriate under the tax law plus the actuarial value of any other benefits such as guaranteed death benefits in excess of the account balance that is to be provided under the Certificate and the amount of any outstanding transfer to the account.

8.   Premature Distribution Restrictions. Any amounts in the Certificate
     -----------------------------------
     attributable to Purchase Payments made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such Purchase Payments and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, severed from his/her employment, died, become disabled (within the meaning of Code section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Rider; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by Sec. 414(p) of the Code.


Purchase Payments made by a nontaxable transfer from a custodial account qualifying under Sec. 403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, severs from his/her employment, becomes disabled (within the meaning of Code
Section 72(m)(7)), or in the case of such amounts attributable to Purchase Payments made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by Sec. 414(p) of the Code. This Endorsement forms a part of the Contract to which it is attached and is effective as of the issue date of the Contract. The following provisions apply to a Contract which is issued under the Internal Revenue Code of 1986, as amended, ("Code") section 403(b). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:


1. Owner. The Owner must be either an organization described in section 403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in section 403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in section 403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract.

2.   The interest of the Annuitant in the Contract shall be nonforfeitable.


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                                                                  Exhibit (4)(b)


3. Non-transferability. Other than in a transaction with the Company, or as provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)).

4. Purchase Payments must be made by an organization described in Code section 403(b)(1)(A), except in the case of a rollover contribution under Code sections 403(b)(8) or 408(d)(3), or a nontaxable transfer from another contract qualifying under Code section 403(b) or a custodial account qualifying under Code section 403(b)(7). All Purchase Payments must be made in cash.

     If Purchase Payments are made pursuant to a salary reduction agreement, the maximum contribution when combined with all other plans, contracts or arrangements may not exceed the amount of the limitation provided for in Code section 402(g). Purchase Payments must not exceed the amount allowed by section 415 and section 403(b) of the Code.

5. Distributions During Annuitant's Life. Distributions under this Contract must commence by April 1 of the calendar year following the later of: (a) the calendar year the Annuitant attains age 70 1/2 or (b) the calendar year in which the Annuitant retires. Payments shall be made over: (a) the life of the Annuitant or the lives of the Annuitant and his or her designated Beneficiary (within the meaning of Section 401(a)(9) of the Code); or (b) a period certain not extending beyond the life expectancy of the Annuitant or the joint and last survivor expectancy of the Annuitant and his or her designated Beneficiary.

     If payments under an Annuity Option in the Contract are to be made for a definite or fixed period, said period cannot, at the time payments are to commence, exceed the life expectancy of the Annuitant or, if applicable, the joint and last survivor expectancy of the Annuitant and a designated Beneficiary, nor may it exceed the applicable maximum period under Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must either be non-increasing or may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed Income Tax Regulations. All distributions under this Contract are subject to the distribution requirements of section 403(b)(10) of the Code and will be made in accordance with the requirements of section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

6. Minimum Distribution Requirements - After Death. If the Annuitant dies after required distributions under this Contract are deemed to have begun, all amounts payable under this Contract must be distributed to the Beneficiary or to such other person entitled to receive them at least as rapidly as under the method of distribution in effect prior to the Annuitant's death.

     If the Annuitant dies before required distributions have begun, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except that:

     (a) if the interest is payable to an individual who is the Annuitant's designated Beneficiary, the designated Beneficiary may elect to receive the entire interest over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant dies; or

     (b) if the designated Beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

          (i) December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or

          (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

          If the surviving spouse dies before distributions begin, the limitations of this section (without regard to this paragraph (b)) will be applied as if the surviving spouse were the Annuitant.


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                                                                  Exhibit (4)(b)


          An irrevocable election of the method of distribution by a designated Beneficiary who is the surviving spouse must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin pursuant to this paragraph (b). If no election is made, the entire interest will be distributed in accordance with the method of distribution in this paragraph (b).

An irrevocable election of the method of distribution by a designated Beneficiary who is not the surviving spouse must be made within one year of the Annuitant's death. If no such election is made, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

Required distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Proposed Income Tax Regulations. All distributions made after the death of the Annuitant will be made in accordance with section 401(a)(9) of the Code.

7. Life Expectancy Calculations. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

     If benefits under the Contract are payable in accordance with the Annuity Options set forth in the Contract, life expectancy will not be recalculated. If required distributions are payable in a form other than under such Annuity Options, life expectancy will not be recalculated unless permitted by the Company and annual recalculation is elected at the time distributions are required to begin (a) by the Annuitant, or (b) for purposes of distributions beginning after the Annuitant's death, by the surviving spouse. Such an election will be irrevocable as to the Annuitant and the surviving spouse, and will apply to all subsequent years.

     The life expectancy of a non-spouse designated Beneficiary (a) may not be recalculated, and (b) will be calculated using the attained age of such designated Beneficiary during the calendar year in which distributions are required to begin pursuant to this Endorsement. Payments for any subsequent calendar year will be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year in which life expectancy was first calculated.

8. Annuity Options. All Annuity Options under the Contract must meet the requirements of section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of sections 401(a)(9) and 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option which is inconsistent with such requirements.

     If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint Annuitant is named, the joint and last survivor expectancy of the Annuitant and the Joint Annuitant, and (2) the applicable maximum period under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     All payments made under a joint and survivor Annuity Option after the Annuitant's death while the Joint Annuitant is alive must be made to the Joint Annuitant.

     Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint Annuitant is named who is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the Joint Annuitant can not exceed the amount allowed under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

9. Premature Distribution Restrictions. Any amounts in the Contract attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of Code section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.


G.ML-398 (08/02)

                                                                  Exhibit (4)(b)


     Purchase payments made by a nontaxable transfer from a custodial account qualifying under section 403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of Code Section 72(m)(7)), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.

10. Direct Rollovers. The Annuitant subject to the terms of the Contract, may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Code section 401(a)(9); hardship distributions; and the portion of any distribution that is not includible in gross income. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or another Code section 403(b) tax-sheltered annuity, that accepts the Annuitant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.

11. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

12. The Company will furnish annual calendar year reports concerning the status of the annuity.

13. Amendments. The Company may further amend this Contract from time to time in order to meet any requirements which apply to it under Code section 403(b) or ERISA.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.

/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary


G.ML-398 (08/02)